UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): February 28, 2025

Rithm Acquisition Corp.

(Exact name of registrant as specified in its charter)

Cayman Islands	001-42537	98-1832772
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

799 Broadway, 8th Floor New York, New York		10003
(Address of principal executive offices)		(Zip Code)

+1 (212) 850-7770

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one Class A ordinary share, $0.0001 par value, and one-third of one redeemable warrant	RAC.U	New York Stock Exchange
Class A ordinary shares included as part of the units	RAC	New York Stock Exchange
Redeemable warrants included as part of the units, each whole warrant exercisable for one Class A ordinary share at an exercise price of $11.50	RAC.WS	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01. Other Events

On February 28, 2025, Rithm Acquisition Corp. (the “Company”) consummated an initial public offering (the “IPO”) of 23,000,000 units (the “Public Units”) at $10.00 per Public Unit, each Public Unit being comprised of one Class A ordinary shares, $0.0001 par value per share (the “Public Shares”) and one-third of one redeemable warrant, each whole warrant being exercisable for one Class A ordinary share at an exercise price of $11.50 (subject to adjustment, as described in the final prospectus relating to the IPO) (the “Public Warrants”). In connection with the IPO, the Company also consummated a private placement (the “Private Placement”) of units (the “Private Placement Units”) pursuant to which Rithm Acquisition Corp Sponsor LLC (the “Sponsor”) purchased 600,000 Private Placement Units (and up to 60,000 additional units if the underwriters in the public offering exercise their option to purchase additional units in full) at $10.00 per Private Placement Units, each Private Placement Unit being comprised of one Class A ordinary share, $0.0001 par value per share (the “Private Placement Shares”) and one-third of one non-redeemable warrant, each whole warrant being exercisable for one Class A ordinary share at an exercise price of $11.50 (subject to adjustment, as described in the final prospectus relating to the IPO) (the “Private Placement Warrants” and together with the Public Warrants, the “Warrants”).

The net proceeds from the IPO, together with certain of the proceeds from the Private Placement, $230,000,000 in the aggregate (the “Offering Proceeds”), were placed in a trust account established for the benefit of the Company’s public shareholders and the underwriters of the IPO with Continental Stock Transfer & Trust Company acting as trustee. The Company will not be permitted to withdraw any of the principal or interest held in the trust account, except with respect to amounts withdrawn or eligible to be withdrawn to pay the Company’s taxes (and such withdrawals can only be made from interest and not from the principal held in the trust account), until the earliest of (i) the completion of the Company’s initial business combination, (ii) the redemption of the Company’s Public Shares if the Company has not consummated an initial business combination within the completion window, subject to applicable law, and (iii) the redemption of the Company’s Public Shares properly submitted in connection with the implementation by the directors of, following a shareholder vote to approve, an amendment to its amended and restated memorandum and articles of association (A) that would modify the substance or timing of the Company’s obligation to provide holders of the Public Shares the right to have their shares redeemed or repurchased in connection with the Company’s initial business combination or to redeem 100% of the Company’s Public Shares if the Company does not complete the Company’s initial business combination within 24 months from the closing of the IPO (or 27 months from the closing of the IPO if the Company has executed a letter of intent) or (B) with respect to any other provision relating to the rights of holders of Public Shares.

An audited balance sheet as of February 28, 2025, reflecting receipt of the Offering Proceeds, has been issued by the Company and is included as Exhibit 99.1 to this Current Report on Form 8-K. The Company expects to file an amended audited balance sheet reflecting the receipt of additional offering proceeds from (i) the sale of 3,000,000 Public Units in connection with the closing on February 28, 2025 of the full exercise of the over-allotment option that was granted to the underwriters of the IPO and (ii) the 60,000 additional Private Placement Units that were purchased by the Sponsor in connection therewith.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

99.1	Audited Balance Sheet

104	Cover Page Interactive File, embedded in Inline XBRL.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 6, 2025	RITHM ACQUISITION CORP.

	By:	/s/ Varun Wadhawan
	Name:	Varun Wadhawan
	Title:	Chief Financial Officer